Exhibit 23.1

CONSENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 27, 2012  relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Flamel Technologies 's Annual Report on Form 20-F for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Lyon, France, September 17, 2012

PricewaterhouseCoopers Audit

Represented by

/s/ Bernard Rascle

Bernard Rascle (signed)